Exhibit 3.03
                                                                    ------------

                               ARTICLES OF MERGER
                                       OF
                             BOULDER BREWING COMPANY
                            (a Colorado corporation)
                                      INTO
                           BOULDER ACQUISITIONS, INC.
                             (a Nevada corporation)

       Pursuant to Section 190 Chapter 92A of the Nevada Revised Statutes

BOULDER ACQUISITIONS, INC., a corporation organized and existing under the laws of the State of Nevada, DOES HEREBY CERTIFY THAT:

FIRST: Boulder Acquisitions, Inc., the surviving corporation (the "Surviving Corporation") was incorporated in the State of Nevada. Boulder Brewing Company was incorporated in the State of Colorado, the laws of which state permit the merger of a Colorado corporation into a corporation organized under the laws of another state.

SECOND: An Agreement and Plan of Merger has been duly adopted by the Board of Directors of the Surviving Corporation and by the Board of Directors of Boulder Brewing Company.

THIRD: The Agreement and Plan of Merger was approved by the unanimous written consent of the stockholders of the Surviving Corporation and by the affirmative vote of a majority of the stockholders of Boulder Brewing Company at a duly constituted special meeting of shareholders.

FOURTH: No amendment to the Articles of Incorporation of the Surviving Corporation are made by reason of the Agreement and Plan of Merger.

FIFTH: The entire plan of merger of Boulder Brewing Company into the Surviving corporation is not set forth herein but is set forth in the Agreement and Plan of Merger, a complete executed copy of which is on file at the place of business of the Surviving Corporation maintained at 211 West Wall Street, Midland, Texas 79701

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either Boulder Brewing Company or the Surviving Corporation.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger this __ day of September, 2001.

Boulder Acquisitions, Inc.
(A Nevada corporation)

By: /s/ Glenn A. Little
--------------------------
Glenn A. Little, President

By: /s/ Matthew Blair
--------------------------
Matthew Blair, Secretary